Exhibit 99.1

CONTACTS: John O. Ambler Vice President Corporate Communications T – (412) 477-1719 E – joambler@uss.com	Kevin Lewis Vice President Investor Relations T – (412) 433-6935 E – klewis@uss.com

For Immediate release

UNITED STATES STEEL CORPORATION ANNOUNCES EXERCISE IN FULL OF UNDERWRITER'S OPTION TO PURCHASE ADDITIONAL COMMON SHARES

PITTSBURGH, February 17, 2021 – United States Steel Corporation (NYSE: X) (the “company” or “U. S. Steel”) announced today that, in connection with its recently completed offering of 42,000,000 shares of common stock at a price to the public of $16.3733 per share, the underwriter has exercised in full its option to purchase 6,300,000 additional shares of common stock (the "Additional Shares").

U. S. Steel will receive additional net proceeds of approximately $103.2 million, after deducting expenses related to the offering, from the exercise of the option to purchase Additional Shares. Closing of the offering of Additional Shares is expected to occur on February 18, 2021. Morgan Stanley & Co. LLC acted as the underwriter for the offering.

The Additional Shares were offered only by means of a base prospectus and prospectus supplement, which are part of the company’s effective automatic shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (“SEC”). You may obtain these documents free of charge by visiting the SEC’s website at www.sec.gov. Copies of the prospectus supplement and accompanying prospectus for the offering may be obtained from: Morgan Stanley & Co. LLC at 180 Varick Street, 2nd Floor, New York, New York 10014, Attn: Prospectus Department.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, including the Additional Shares, nor shall it constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

©2021 U. S. Steel. All Rights Reserved	www.ussteel.com

NEWS RELEASE

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “could,” “may,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements, including with respect to the offering described herein, rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside U. S. Steel’s control that could cause actual results to differ materially from those reflected in such statements. Accordingly, U. S. Steel cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. For more information on additional potential risk factors, please review U. S. Steel’s filings with the SEC, including, but not limited to, U. S. Steel’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

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Founded in 1901, the United States Steel Corporation is a Fortune 250 company and leading steel producer. Together with its subsidiary Big River Steel and an unwavering focus on safety, the company’s customer-centric Best of BothSM world-competitive integrated and mini mill technology strategy is advancing a more secure, sustainable future for U. S. Steel and its stakeholders. With a renewed emphasis on innovation, U. S. Steel serves the automotive, construction, appliance, energy, containers and packaging industries with high value-added steel products such as U. S. Steel’s proprietary XG3™ advanced high-strength steel. The company also maintains competitively advantaged iron ore production and has an annual raw steelmaking capability of 26.2 million net tons. U. S. Steel is headquartered in Pittsburgh, Pennsylvania, with world-class operations across the United States and in Central Europe. For more information, please visit www.ussteel.com.

©2021 U. S. Steel. All Rights Reserved	www.ussteel.com